FOR IMMEDIATE RELEASE

RadNet Announces Closing of $585 Million Debt Refinancing Plan

LOS ANGELES, Calif., April 6, 2010 – RadNet, Inc. (NASDAQ: RDNT), (the “Company”), a national leader in providing high-quality, fixed-site outpatient diagnostic imaging services through a network of 180 imaging centers, today announced the closing of its debt refinancing plan for an aggregate of $585 million.  The debt refinancing plan included the issuance of a $285 million senior secured term loan due April 6, 2016, a $100 million senior secured revolving credit facility due April 6, 2015 and $200 million in aggregate principal amount of senior unsecured notes due April 1, 2018 (the “Notes”).

The $285 million senior secured term loan and the $100 million senior secured revolving credit facility are floating rate facilities, and we may request the interest rate be based upon LIBOR (subject to a 2% LIBOR floor) plus an applicable LIBOR margin of 3.75%.  The $100 million senior secured revolving credit facility will be undrawn at close.  The $200 million in aggregate amount of senior unsecured notes have a coupon of 10.375% and were issued at a price of 98.680%.

In connection with the debt refinancing plan, the Company's wholly-owned subsidiary Radnet Management, Inc., (the “Borrower”), terminated its existing senior secured term loan B, second lien term loan and revolving credit facilities.  The obligations under the new credit facilities are guaranteed by the Company, all of the Borrower’s current and future wholly-owned domestic subsidiaries and certain of its affiliates.

In addition to refinancing the existing senior secured credit facilities, the net proceeds of the debt refinancing plan will be used to fund the Company's previously announced acquisitions of Truxtun Medical Group in Bakersfield, California and the New Jersey operating subsidiary of Health Diagnostics currently under letters of intent, fund cash to the Company’s balance sheet and pay related fees and expenses.

The Notes were issued by Radnet Management, Inc. and guaranteed jointly and severally on a senior unsecured basis by all of its current and future wholly-owned domestic restricted subsidiaries and the Company.

The Notes were offered and sold in a private placement exempt from registration under the Securities Act to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the anticipated use of proceeds therefrom. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in the Company's filings with the Securities and Exchange Commission (the “SEC”). Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to its SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended.

Contact:

RadNet, Inc.
Mark Stolper, Executive Vice President and
Chief Financial Officer
310-445-2800

Alliance Advisors
Investors Contact
Alan Sheinwald
914-669-0222
asheinwald@allianceadvisors.net